                                                                    EXHIBIT 99.1



         REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF G&K SERVICES, INC.:

         We have audited the consolidated financial statements of G&K Services, Inc. as of June 29, 2002, and for the year then ended, and have issued our report thereon dated August 9, 2002 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedule listed in Item 15(a) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

         In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


         ERNST & YOUNG LLP

         Minneapolis, Minnesota
         August 9, 2002



                               G&K SERVICES, INC.
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)



                                                                         Additions
                                                              --------------------------------
                                                Balance at       Charged to      Charged to
                                               Beginning of      Costs and         Other                           Balance at
              Description                          Year           Expenses       Accounts         Deductions      End of Year
----------------------------------------     ---------------- --------------- ---------------- ---------------- ---------------
Allowance for Doubtful Accounts
    June 29, 2002                                   $2,613           $3,477              $-           $2,764           $3,326
                                             ---------------- --------------- ---------------- ---------------- ---------------
    June 30, 2001                                   $3,138           $2,307              $-           $2,832           $2,613
                                             ---------------- --------------- ---------------- ---------------- ---------------
    July 1, 2000                                    $2,479           $2,927              $-           $2,268           $3,138
                                             ---------------- --------------- ---------------- ---------------- ---------------